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Independent Auditors' Consent
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The board and shareholders
IDS Life Series Equity Portfolio
IDS Life Series Income Portfolio
IDS Life Series Money Market Portfolio
IDS Life Series Managed Portfolio
IDS Life Series Government Securities Portfolio
IDS Life Series International Equity Portfolio

We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the heading "FINANCIAL HIGHLIGHTS" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP

Minneapolis, Minnesota
June 27, 1997